UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2026

Public Storage

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	93-2834996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2811 Internet Boulevard, Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 649-9486

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.10 par value	PSA	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.150% Cum Pref Share, Series F, $0.01 par value	PSAPrF	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.050% Cum Pref Share, Series G, $0.01 par value	PSAPrG	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.600% Cum Pref Share, Series H, $0.01 par value	PSAPrH	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series I, $0.01 par value	PSAPrI	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.700% Cum Pref Share, Series J, $0.01 par value	PSAPrJ	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.750% Cum Pref Share, Series K, $0.01 par value	PSAPrK	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.625% Cum Pref Share, Series L, $0.01 par value	PSAPrL	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.125% Cum Pref Share, Series M, $0.01 par value	PSAPrM	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 3.875% Cum Pref Share, Series N, $0.01 par value	PSAPrN	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 3.900% Cum Pref Share, Series O, $0.01 par value	PSAPrO	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series P, $0.01 par value	PSAPrP	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 3.950% Cum Pref Share, Series Q, $0.01 par value	PSAPrQ	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series R, $0.01 par value	PSAPrR	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.100% Cum Pref Share, Series S, $0.01 par value	PSAPrS	New York Stock Exchange
6.000% Cumulative Preferred Shares, Series T, $0.01 par value	PSAPrT	New York Stock Exchange
6.000% Cumulative Preferred Shares, Series U, $0.01 par value	PSAPrU	New York Stock Exchange
Guarantee of 0.875% Senior Notes due 2032 issued by Public Storage Operating Company	PSA/32	New York Stock Exchange
Guarantee of 0.500% Senior Notes due 2030 issued by Public Storage Operating Company	PSA/30	New York Stock Exchange
Guarantee of 3.500% Senior Notes due 2034 issued by Public Storage Operating Company	PSA/34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On September 9, 2026, Public Storage (the “Company”), Public Storage Operating Company, a subsidiary of the Company (“PSOC”), and PS Canada Finance ULC, a subsidiary of the Company (“PS Canada”), entered into an underwriting agreement (the “Underwriting Agreement”) with Scotia Capital Inc. and TD Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), for the sale of C$400 million aggregate principal amount of senior notes due 2033 (the “Notes”). The Notes will be issued by PS Canada and guaranteed by the Company and PSOC.

The Notes will bear interest at an annual rate of 4.540%, will be issued at par value and will mature on September 16, 2033. PS Canada will pay interest on the Notes semi-annually on March 16 and September 16 of each year, commencing March 16, 2027.

The offering of the Notes was made pursuant to the shelf registration statement on Form S-3 (File Nos. 333-283556, 333-283556-01 and 333-283556-02) which was amended by the Company, PSOC and PS Canada via the filing of a post-effective amendment to such registration statement with the Securities and Exchange Commission (the “SEC”) on September 8, 2026. A preliminary prospectus supplement, dated September 9, 2026, relating to the Notes and supplementing the prospectus was filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

The offering is expected to close on September 16, 2026, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds to replenish cash used to fund the Public Storage Canada acquisition and for other general corporate purposes, including to make investments in self-storage facilities (such as acquisitions of facilities or interests in entities that own facilities, development, and mortgage loans secured by facilities), the repayment of debt and the redemption of outstanding securities.

PSOC, the Company, and PS Canada made certain customary representations, warranties and covenants concerning the Company, PSOC, and PS Canada and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

1.1	Underwriting Agreement, dated as of September 9, 2026, by and among PS Canada, PSOC, the Company, and Scotia Capital Inc. and TD Securities Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Hogan Lovells Cadwalader US LLP.

5.2	Opinion of Torys LLP.

23.1	Consent of Hogan Lovells Cadwalader US LLP (included in Exhibit 5.1).

23.2	Consent of Torys LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

	By:	/s/ S. Wade Sheek
Date: September 10, 2026		S. Wade Sheek Chief Legal Officer & Corporate Secretary